Exhibit 23.3

Stephen M. Maggart, CPA, ABV, CFF J. Mark Allen, CPA M. Todd Maggart, CPA, ABV, CFF Michael F. Murphy, CPA P. Jason Ricciardi, CPA, CGMA David B. von Dohlen, CPA T. Keith Wilson, CPA, CITP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Franklin Financial Network, Inc. on Form S-1 of our report dated March 14, 2014 on the consolidated financial statements of MidSouth Bank and to the reference to us under the heading “Experts” in the prospectus.

/s/ MAGGART & ASSOCIATES, P.C.

Nashville, Tennessee

January 15, 2015

150 FOURTH AVENUE, NORTH ¡ SUITE 2150 ¡ NASHVILLE, TENNESSEE 37219-2431 ¡ (615) 252-6100 ¡ Fax ¡ (615) 252-6105

www.maggartpc.com